Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Central Energy Partners LP for the year ended December 31, 2014 of our report dated March 31, 2015 included in its Registration Statement on Form S-3 (No. 333-149238) and Form S-8 (No. 333-149248) relating to the financial statements and financial statement schedules for the year ended December 31, 2014 listed in the accompanying index.

/s/ MONTGOMERY COSCIA GREILICH, LLP

MONTGOMERY COSCIA GREILICH, LLP

Plano, Texas
March 31, 2015